Exhibit 10.1

EXECUTION VERSION

FOURTH AMENDMENT TO CREDIT AGREEMENT

This FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into effective as of March 21, 2016 (the “Fourth Amendment Effective Date”), among NRP OIL AND GAS LLC, a Delaware limited liability company (the “Borrower”), each of the Lenders that is a signatory hereto, and WELLS FARGO BANK, N.A., as administrative agent for the Lenders (in such capacity, together with its successors, the “Administrative Agent”). Unless otherwise expressly defined herein, capitalized terms used but not defined in this Amendment have the meanings assigned to such terms in the Credit Agreement (as defined below).
WITNESSETH:
WHEREAS, the Borrower, the Administrative Agent and the Lenders have entered into that certain Credit Agreement, dated as of August 12, 2013 (as the same has been amended, restated, supplemented or otherwise modified from time to time prior to the date hereof including pursuant to that certain First Amendment to Credit Agreement effective as of December 19, 2013, that certain Second Amendment to Credit Agreement effective as of November 12, 2014 and that certain Third Amendment to Credit Agreement effective as of December 19, 2014, the “Existing Agreement” and as further amended by this Amendment, the “Credit Agreement”); and
WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders amend the Existing Agreement in certain respects as set forth herein and on the terms and conditions set forth herein and to be effective as of the Fourth Amendment Effective Date; and
WHEREAS, the Administrative Agent and the Lenders have agreed to amend the Existing Agreement as provided herein subject to the terms and conditions set forth herein.
NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the Borrower, the Administrative Agent and the Lenders hereby agree as follows:
SECTION 1. Amendment to Existing Agreement. Subject to the satisfaction or waiver in writing of each condition precedent set forth in Section 3 of this Amendment, and in reliance on the representations, warranties, covenants and agreements contained in this Amendment, the Existing Agreement shall be amended effective as of the Fourth Amendment Effective Date in the manner provided in this Section 1.

1.1Amended Definitions. The following definitions in Section 1.01 of the Existing Agreement shall be and they hereby are amended and restated in their respective entireties to read as follows:

“Applicable Rate” means, for any day on or after the Fourth Amendment Effective Date, with respect to any ABR Loan or Eurodollar Loan, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “ABR Spread”, “Eurodollar Spread” or “Commitment Fee Rate”, as the case may be:

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ABR Spread	Eurodollar Spread	Commitment Fee Rate
3.00%	4.00%	0.500%

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Credit Exposure hereunder, as such commitment may be (a) modified from time to time pursuant to Section 2.07 and (b) modified from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04(b), and “Commitments” means the aggregate amount of the Commitments of all the Lenders. The amount representing each Lender’s Commitment shall at any time be the lesser of such Lender’s Maximum Credit Amount and such Lender’s Applicable Percentage of the then effective Borrowing Base. As of the Fourth Amendment Effective Date, the Commitment of each Lender shall be the amount set forth opposite such Lender’s name on Annex I under the caption “Commitments”.

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market), at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of an amount comparable to such Eurodollar Borrowing and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that, notwithstanding the foregoing, if the LIBO Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. Notwithstanding the foregoing, to the extent that “LIBO Rate” or “Adjusted LIBO Rate” is used in connection with an ABR Borrowing, such rate shall be determined as modified by the definition of Alternate Base Rate.

“Net Cash Proceeds” means, (a) with respect to any Disposition of, or casualty event with respect to, any Property (including any Equity Interests of any Subsidiary owning Property) by the Borrower or any of its Subsidiaries, the excess, if any, of (i) the sum of cash and cash equivalents (including any cash payments received by way of deferred payment pursuant to a note or installment receivable or other non-cash consideration pursuant to which cash is paid to the Borrower) received in connection with such Disposition, but only as and when so received, over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by such Property and that is senior to the Liens securing the Secured Obligations and required to be repaid in connection with such Disposition (other than the Loans) and (B) the out-of-pocket costs and expenses incurred by the Borrower or such Subsidiary in connection with such Disposition, (b) with respect to any Swap Liquidation by the Borrower or any of its Subsidiaries, the excess, if any, of (i) the sum of cash and cash equivalents received in connection with such Swap Liquidation (after giving effect to any netting arrangements),

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over (ii) the out-of-pocket expenses incurred by the Borrower or such Subsidiary in connection with such Swap Liquidation, (c) with respect to any issuance of Indebtedness, the cash proceeds received from such issuance of Indebtedness, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses and (d) with respect to any issuance by the Borrower of any Equity Interests, or the receipt by the Borrower of any capital contribution, the cash proceeds received in respect of such issuance or capital contribution, as the case may be, including any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment pursuant to a note or installment receivable or other non-cash consideration pursuant to which cash is paid to the Borrower), but only as and when received, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses.

“Threshold Amount” means $1,500,000.

1.2Additional Definitions. The following definitions shall be and they hereby are added to Section 1.01 of the Existing Agreement in appropriate alphabetical order:

“Capital Expenditures” for any Person and period of its determination means, without duplication, the aggregate of all expenditures and costs (whether paid in cash or accrued as liabilities during that period and including Capital Lease Obligations) of such Person during such period that, in conformity with GAAP, are required to be included in or reflected by the property, plant, or equipment or similar fixed asset accounts reflected in the balance sheet of such Person, plus any intangible drilling and development expenditures deemed under GAAP to have been incurred in such period.

"Excess Cash" means as of the end of any fiscal month, the amount, if any, by which (a) the sum of (i) the unrestricted cash balance of the Borrower maintained in its deposit account(s) as reflected on the statement for such account(s) for such fiscal month, less (ii) the amount of outstanding checks and other reconciling items for such account(s) as identified in the reconciliation calculation for such account(s) for such period, exceeds (b) $2,000,000.

“Fourth Amendment Effective Date” means March 21, 2016.

“Prepayment Event” means (a) any sale, transfer or other Disposition (including pursuant to a sale and leaseback transaction) of any property or asset of any Loan Party or any Subsidiary, other than dispositions described in Section 6.05(a) or Section 6.05(c); (b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of any Loan Party or any Subsidiary; (c) the issuance by the Borrower of any Equity Interests, or the receipt by the Borrower of any capital contribution; or (d) the incurrence by any Loan Party or any Subsidiary of any Indebtedness, other than Indebtedness permitted under Section 6.01 (except Section 6.01(i) and Section 6.01(k)).

1.3Deleted Definition. The definition of “Borrowing Base Usage” set forth in Section 1.01 of the Existing Agreement shall be and it hereby is deleted in its entirety.

1.4Borrowing Base. Section 2.08(a) of the Existing Agreement shall be and it hereby is amended and restated in its entirety to read as follows:

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(a)    Borrowing Base. For the period from and including the Fourth Amendment Effective Date to but excluding the first Redetermination Date thereafter, the amount of the Borrowing Base shall be $75,000,000. Notwithstanding the foregoing, the Borrowing Base may be subject to further adjustments from time to time pursuant to Section 2.08(f), Section 2.08(g), Section 2.08(h), Section 2.08(i) and Section 5.12.

1.5Effectiveness of a Redetermined Borrowing Base. The penultimate sentence of Section 2.08(d) of the Existing Agreement shall be and it hereby is amended and restated in its entirety to read as follows:

Such amount shall then become the Borrowing Base until the next Scheduled Redetermination Date, the next Interim Redetermination Date or the next adjustment to the Borrowing Base under Section 2.08(f), Section 2.08(g), Section 2.08(h), Section 2.08(i) or Section 5.12, whichever occurs first.

1.6Reduction of the Borrowing Base Upon Issuance of Indebtedness; Automatic Commitment Reductions. Section 2.08(h) and Section 2.08(i) shall be and they hereby are added to the Existing Agreement in alpha-numeric order as follows:

(h)    Reduction of Borrowing Base and Commitments Upon Issuance of Indebtedness. Unless otherwise waived in writing by the Required Lenders, upon the issuance of any Indebtedness by any Loan Party in accordance with Section 6.01(i) or Section 6.01(k) (other than any Permitted Refinancing that extends, refinances, renews, replaces, defeases or refunds existing Indebtedness incurred thereunder), the Borrowing Base then in effect and the Commitments shall be automatically permanently reduced by an amount equal to 100% of the Net Cash Proceeds received by the Loan Parties in connection with the issuance of such Indebtedness, and the Borrowing Base as so reduced shall become the new Borrowing Base immediately upon the date of such issuance, effective and applicable to the Borrower, the Administrative Agent, the Issuing Bank and the Lenders until the next redetermination or adjustment of the Borrowing Base pursuant to this Agreement. Upon any such redetermination, the Administrative Agent shall promptly deliver a New Borrowing Base Notice to the Borrower and the Lenders.
(i)    Automatic Borrowing Base and Commitment Reductions. On the dates set forth in the table below, if the Borrowing Base in effect on such date is greater than the Borrowing Base set forth below opposite such date (subject to the adjustment of such amounts in the table below by the Required Lenders as described in this clause (i)), the Borrowing Base then in effect and the Commitments shall be automatically permanently reduced to the amount set forth opposite such date:

Date	Borrowing Base/ Commitments
August 1, 2016	$70,000,000
October 1, 2016	$50,000,000

No prior written notice from the Administrative Agent or any Lender shall be required in connection with any reduction pursuant to this Section 2.08(i). The Borrowing Base as so reduced shall remain in effect until the next Scheduled Redetermination Date, the next Interim Redetermination Date or the next adjustment to the Borrowing Base under Section 2.08(f), Section 2.08(g), Section 2.08(h), Section 2.08(i) or Section 5.12, whichever occurs first;

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provided that, if an Interim Redetermination Date or a redetermination under Section 2.08(f), Section 2.08(g), Section 2.08(h) or Section 5.12 occurs prior to October 1, 2016, the automatic reduction schedule set forth in this Section 2.08(i) shall be adjusted and modified accordingly as determined by the Required Lenders in their sole discretion so that such schedule reflects conforming traditional corporate banking borrowing base amounts for oil and gas secured loan transactions as of the dates set forth above, which processes shall be conducted in good faith and based upon information (including, without limitation, the status of title information with respect to the Oil and Gas Properties as described in the most recently delivered Engineering Reports, the existence of any other Indebtedness, the financial condition of the Loan Parties, the economic effect of the Borrower’s and its Subsidiaries’ Swap Agreements then in effect and such other credit factors) and such other information as such Lenders deem appropriate and consistent with such Lenders’ normal oil and gas lending criteria as it exists at the particular time.

1.7Mandatory Prepayment of Loans. Section 2.10(c) of the Existing Agreement shall be and it hereby is amended by (a) re-lettering clauses (iv) and (v) thereof as new clauses (vi) and (vii) thereof, respectively and (b) amending and restating clauses (ii) and (iii) thereof in their respective entireties and inserting a new clause (iv) and a new clause (v) thereof, in each case, to read as follows:

(ii)    Upon any redetermination of or adjustment to the amount of the Borrowing Base in accordance with Section 2.08 (other than in accordance with Section 2.08(f), Section 2.08(g), Section 2.08(h) or Section 2.08(i)) or Section 5.12, if the Aggregate Credit Exposure exceeds the redetermined or adjusted Borrowing Base, then the Borrower shall take one or more of the following actions to cure the Borrowing Base Deficiency: (i) deliver to the Administrative Agent within thirty days engineering and Mortgages covering such Oil and Gas Properties not previously evaluated by the Borrower in the immediately preceding Reserve Report with a value and quality satisfactory to the Lenders in their sole discretion sufficient to eliminate such Borrowing Base Deficiency or (ii) prepay the Borrowings in an aggregate principal amount equal to such excess, and if any excess remains after prepaying all of the Borrowings as a result of an LC Exposure, pay to the Administrative Agent on behalf of the Lenders an amount equal to such excess to be held as cash collateral as provided in Section 2.04(j). The Borrower shall be obligated to make such prepayments either within thirty days or in six substantially equal monthly installments, with accrued interest thereon, the first of which shall be due within such thirty days and each subsequent payment being due and payable on the same day in each of the subsequent calendar months.

(iii)    Upon any adjustment to the Borrowing Base pursuant to Section 2.08(f), Section 2.08(g), Section 2.08(h) or Section 2.08(i), if the Aggregate Credit Exposure exceeds the Borrowing Base as adjusted, then the Borrower shall (i) prepay the Borrowings in an aggregate principal amount equal to such excess, and (ii) if any excess remains after prepaying all of the Borrowings as a result of an LC Exposure, pay to the Administrative Agent on behalf of the Lenders an amount equal to such excess to be held as cash collateral as provided in Section 2.04(j). The Borrower shall be obligated to make such prepayment and/or deposit of cash collateral (w) in the case of an adjustment to the Borrowing Base pursuant to Section 2.08(f), on the date it or any of its Subsidiaries receives Net Cash Proceeds from the applicable Disposition, (x) in the case of an adjustment to the Borrowing Base pursuant to Section 2.08(g), within one (1) Business Day of the date it or any of its Subsidiaries receives Net Cash Proceeds from the applicable Swap Liquidation, (y) in the case of a reduction of the Borrowing Base pursuant to Section 2.08(h), on the date it or any of its Subsidiaries receives Net Cash

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Proceeds from the applicable issuance or incurrence of Indebtedness and (z) in the case of a reduction of the Borrowing Base pursuant to Section 2.08(i), on the date of such reduction.

(iv)    In the event and on each occasion that any Net Cash Proceeds are received by or on behalf of the Borrower or any other Loan Party in respect of any Prepayment Event, the Borrower shall, immediately after such Net Cash Proceeds are received by the Borrower any other Loan Party, prepay the Borrowings in an aggregate amount equal to 100% of such Net Cash Proceeds, with such prepayment resulting in a concurrent permanent reduction of the Borrowing Base and the Commitments in an amount equal to such prepayment.

(v)    Within five (5) Business Days after the end of each fiscal month, commencing with the fiscal month ending March 31, 2016, the Borrower shall prepay the Borrowings in an aggregate principal amount equal to 100% of Excess Cash for such fiscal month. Excess Cash shall be calculated in the certificate required to be delivered therefor pursuant to Section 5.01(c), with such prepayment resulting in a concurrent permanent reduction of the Borrowing Base and the Commitments in an amount equal to such prepayment.

1.8Financial Statements; Other Information. Section 5.01 of the Existing Agreement shall be and it hereby is amended by (i) inserting “, except for such qualification or exception (if any) for the fiscal year ending December 31, 2015, as a result of any financial covenant Default, interest payment Default or principal payment Default hereunder being anticipated to occur within 12 months from the date of such audit and opinion,” in clause (a) thereof immediately after the phrase “without a “going concern” or like qualification or exception” set forth therein, (ii) re-lettering clause (s) thereof as a new clause (w) thereof and (iii) amending and restating clause (c) thereof in its entirety and inserting a new clause (s), a new clause (t), a new clause (u) and a new clause (v) thereof in appropriate alpha-numeric order, in each case, to read as follows:

(c)    Certificate of Financial Officer - Compliance. (i) Concurrently with any delivery of financial statements under clause (a) or (b) above (other than delivery of financial statements under Section 5.01(b) with respect to a fiscal quarter ending on the last day of the Borrower’s fiscal year) or under clause (s) below, a certificate of a Financial Officer of the Borrower in substantially the form of Exhibit E (A) certifying, in the case of such financial statements, as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, (B) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (C) in the case of financial statements delivered under clause (a) or (b) above, setting forth reasonably detailed calculations demonstrating compliance with Section 6.16, and (D) stating whether any change in GAAP or in the application thereof has occurred since the date of the unaudited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate and (ii) within five (5) Business Days after the end of each fiscal month, commencing with the fiscal month ending March 31, 2016, a certificate of a Financial Officer of the Borrower in substantially the form of Exhibit I setting forth a reasonably detailed calculation of the Excess Cash of the Borrower and its Consolidated Subsidiaries as of the end of such month.

(s)    Monthly Financial Statements. Within 30 days after the end of each fiscal month of each fiscal year of the Borrower, commencing with the fiscal month ending February

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29, 2016, its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal month and the then elapsed portion of such fiscal year, setting forth in each case in comparative form the figures for the prior month, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes.

(t)    Cash Flow Forecast. By no later than the first day and the fifteenth day of each calendar month, beginning on April 1, 2016, an updated weekly 13-week cash flow forecast setting forth all sources and uses of cash and beginning and ending cash balances and a monthly estimate of forecasted crude oil production volumes (the “Budget”).

(u)    Reconciliation Reports. Concurrently with the delivery of monthly financial statements under clause (s) above, beginning with the monthly financial statements delivered for the fiscal month ending April 30, 2016 (i) a variance report reconciling the Budget delivered as of the first day of the month for which such financial statements were prepared to the actual sources and uses of cash for such month, along with a line-by-line reconciliation and explanation of material variances, and (ii) a listing of Loan Parties’ accounts receivable, including invoices aged by invoice date and due date (with an explanation of the terms offered), together with a summary specifying the name and balance due for each account debtor, and a schedule and aging of Loan Parties’ accounts payable.

(v)    Business Plan. On or before June 1, 2016, a business plan, in form and substance reasonably acceptable to the Administrative Agent, for the twelve fiscal month period following the date of delivery, outlining applicable proposals or other actions that Borrower believes it needs to take to ensure Borrower remains in compliance with the terms and conditions of this Agreement for such period, and describing specific, executable steps which Borrower believes will enable it to make the payments required hereunder during such period, including prepayments which may arise as a result of the scheduled automatic reductions of the Borrowing Base contemplated by Section 2.08(i). Notwithstanding the foregoing, neither the delivery of the business plan contemplated in this clause (v) nor the Administrative Agent’s indication that such a plan is reasonably acceptable shall in any way operate as a consent to or waiver of any Default or Event of Default which may arise as a result of actions taken under such plan.

1.9Title Data; Investments; Dispositions. Sections 5.12, 6.04(i) and 6.05(e) of the Existing Agreement shall each be and they hereby are amended by replacing “80%” with “95%” in each instance thereof.

1.10Mortgages; Additional Collateral. Sections 5.13(a) of the Existing Agreement shall each be and it hereby is amended by replacing “80%” with “100%” in each instance thereof.

1.11Financial Advisor. The Existing Agreement shall be and it hereby is amended by adding a new Section 5.16 in appropriate numerical order to read in its entirety as follows:

Section 5.16.    Financial Advisor. The Borrower shall at all times from and after the Fourth Amendment Effective Date (a) maintain its engagement (at its sole cost and expense) of a financial advisor acceptable to the Administrative Agent in its sole discretion, to assist in the analysis and restructuring of operations of the Borrower and (b) upon the Administrative

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Agent’s request, deliver evidence, reasonably satisfactory to the Administrative Agent, of such engagement described in clause (a) above. Further, the Administrative Agent shall have the right, at the sole cost and expense of the Borrower, to engage its own financial advisor at any time to assist in the analysis of any proposals regarding the restructuring of operations of the Borrower.

1.12Indebtedness. Section 6.01(j) of the Existing Agreement shall be and it hereby is amended and restated in its entirety to read as follows:

(j)    [Reserved]; and

1.13Dispositions. Clause (v) of Section 6.05(e) of the Existing Agreement shall be and it hereby is amended and restated in its entirety to read as follows:

(v) the Borrower shall have prepaid the Loans and/or deposited cash collateral to the extent required pursuant to Section 2.10(c) after giving effect to such Disposition, including to the extent such Disposition would result in an automatic reduction of the Borrowing Base pursuant to Section 2.08(f), such prepayments required pursuant to Section 2.10(c) after giving effect to such reduction in the Borrowing Base, and

1.14Swap Liquidations. Clause (v) of Section 6.06(c) of the Existing Agreement shall be and it hereby is amended and restated in its entirety to read as follows:

(v) the Borrower shall have prepaid the Loans and/or deposited cash collateral to the extent required pursuant to Section 2.10(c) after giving effect to such Swap Liquidation, including to the extent such Swap Liquidation would result in an automatic reduction of the Borrowing Base pursuant to Section 2.08(g), such prepayments required pursuant to Section 2.10(c) after giving effect to such reduction in the Borrowing Base.

1.15Restricted Payments. Section 6.07 of the Existing Agreement shall be and it hereby is amended and restated in its entirety to read as follows:

Section 6.07.    Restricted Payments. The Borrower will not, nor will it permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that (a) the Borrower may declare and pay dividends with respect to its Equity Interests payable solely in additional Equity Interests (other than Disqualified Capital Stock) and (b) any Subsidiary of the Borrower may declare and pay dividends and distributions ratably with respect to its Equity Interests.

1.16Financial Covenants. Section 6.16 of the Existing Agreement shall be and it hereby is amended and restated in its entirety to read as follows:

Section 6.16.    Financial Covenants.

(a)    Consolidated Current Ratio. The Borrower will not permit the Consolidated Current Ratio as of the end of any fiscal quarter ending on the date set forth in the table below to be less than the ratio set forth opposite such date:

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Fiscal Quarter ending as of	Minimum Consolidated Current Ratio
December 31, 2015	1.00 to 1.00
March 31, 2016	0.75 to 1.00
June 30, 2016	0.75 to 1.00
September 30, 2016 and each fiscal quarter ending thereafter	1.00 to 1.00

(b)    Consolidated Leverage Ratio. The Borrower will not permit the Consolidated Leverage Ratio, determined as of the end of any fiscal quarter ending on the date set forth in the table below to be greater than the ratio set forth opposite such date:

Fiscal Quarter ending as of	Maximum Consolidated Leverage Ratio
December 31, 2015	3.50 to 1.00
March 31, 2016	4.00 to 1.00
June 30, 2016	4.50 to 1.00
September 30, 2016 and each fiscal quarter ending thereafter	3.50 to 1.00

1.17Capital Expenditures. The Existing Agreement shall be and it hereby is amended by (a) replacing “capital expenditures” with “Capital Expenditures” in each instance thereof in the Existing Agreement and (b) adding a new Section 6.19 in appropriate numerical order to read in its entirety as follows:

Section 6.19.    Capital Expenditures. From and after the Fourth Amendment Effective Date, the Borrower shall not, nor shall it permit any of its Subsidiaries to, cause the aggregate Capital Expenditures made or expended by the Borrower or any of its Subsidiaries to exceed the aggregate amount of Capital Expenditures for wells existing (or approved or to be completed) as of the Fourth Amendment Effective Date, as set forth in any authorizations for expenditure received and approved by the Borrower on or prior to the Fourth Amendment Effective Date and/or in any joint interest billings received by Borrower from the applicable operators for such wells, for which, in each case, there remains unpaid amounts that are currently due and owing by Borrower thereunder, regarding the development and/or operation of Borrower’s Oil and Gas Properties.

1.18Events of Default. Section 7.01(e) of the Existing Agreement shall be and it hereby is amended and restated in its entirety to read as follows:

(e)    the Borrower or any of its Subsidiaries shall fail to observe or perform (i) any covenant, condition or agreement contained in Section 5.01(s)-(v), and such failure shall continue unremedied for a period of three (3) Business Days or (ii) any covenant, condition or agreement contained in this Agreement (other than those which constitute a default under sub-clause (i) above or another clause of this Article) or any Loan Document, and such failure shall continue unremedied for a period of thirty (30) days after the earlier to occur of knowledge of such breach or the receipt of written notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

1.19Flood Insurance. Section 9.19 of the Existing Agreement shall be and it hereby is amended and restated in its entirety to read as follows:

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Section 9.19    Flood Insurance. Notwithstanding any provision in this Agreement or any other Loan Document to the contrary, in no event is any Building (as defined in the applicable Flood Insurance Regulations) or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Regulations) owned by any Loan Party included in the Mortgaged Property and no Building or Manufactured (Mobile) Home shall be encumbered by any Security Instrument; provided, that (A) the applicable Loan Party’s interests in all lands and Hydrocarbons situated under any such Building or Manufactured (Mobile) Home shall be included in the Mortgaged Properties and shall be encumbered by the Security Instruments and (B) no Loan Party shall, nor shall it permit any of its Subsidiaries to, permit to exist any Lien on any Building or Manufactured (Mobile) Home except Excepted Liens. As used herein, “Flood Insurance Regulations” shall mean (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (iii) the National Flood Insurance Reform Act of 1994 (amending 42 USC 4001, et seq.), as the same may be amended or recodified from time to time, and (iv) the Flood Insurance Reform Act of 2004 and any regulations promulgated thereunder.

1.20Annex I. Annex I of the Existing Agreement shall be and it hereby is amended and restated in its entirety and replaced with Annex I attached hereto.

1.21Exhibit E. Exhibit E of the Existing Agreement shall be and it hereby is amended and restated in its entirety and replaced with Exhibit E attached hereto.

1.22Exhibit I. Exhibit I attached hereto shall be and it hereby is added in its entirety as a new Exhibit I to the Existing Agreement.

SECTION 2. Redetermined Borrowing Base. This Amendment shall constitute notice of the Scheduled Redetermination to occur on or about May 1, 2016 pursuant to Section 2.08 of the Credit Agreement, and the Administrative Agent, the Lenders, the Borrower and the Guarantors hereby acknowledge that effective as of the Fourth Amendment Effective Date, the Borrowing Base shall be reduced from $88,000,000 to $75,000,000 and such redetermined Borrowing Base, which shall be deemed to be the May 1, 2016 Scheduled Redetermination, shall remain in effect until the earlier of (a) the next redetermination of the Borrowing Base or (b) the date such Borrowing Base is otherwise adjusted pursuant to the terms of the Credit Agreement.

SECTION 3. Conditions. The amendments to the Existing Agreement contained in Section 1 of this Amendment and the redetermination of the Borrowing Base contained in Section 2 of this Amendment, shall be effective upon the satisfaction of each of the conditions set forth in this Section 3.

3.1Execution and Delivery. Each Loan Party, the Lenders constituting at least the Required Lenders, and the Administrative Agent shall have executed and delivered counterparts of this Amendment and each other required document to the Administrative Agent, all in form and substance reasonably satisfactory to the Administrative Agent.

3.2Fees. The Administrative Agent shall have received the fees separately agreed upon in that certain Fee Letter dated as of the date hereof, among Borrower, the Administrative Agent and the Arranger, including an amendment fee for the benefit of each Lender that has executed and delivered its signature page to this Amendment on or prior to the Fourth Amendment Effective Date in an amount for each such Lender equal to 25.0 basis points (0.250%) of the amount of such Lender’s Applicable Percentage of the aggregate Commitments outstanding as of the Fourth Amendment Effective Date after giving effect to the redetermination of the Borrowing Base pursuant to Section 2 of this Amendment, and all other fees and

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expenses due to the Administrative Agent, the Arranger and the Lenders required to be paid on the Fourth Amendment Effective Date (including, to the extent invoiced prior to the Fourth Amendment Effective Date, the fees and expenses of counsel to the Administrative Agent) shall have been paid.

3.3Borrowing Base Payment. The Borrower shall have prepaid the Borrowings in an amount equal to $10,000,000 concurrently with the redetermination of the Borrowing Base contained in Section 2 of this Amendment.

3.4Other Documents. The Administrative Agent shall have received such other instruments and documents incidental and appropriate to the transactions provided for herein as the Administrative Agent or its special counsel may reasonably request, and all such documents shall be in form and substance satisfactory to the Administrative Agent.

SECTION 4. Release. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Loan Party hereby, for itself, each of its Subsidiaries and its successors and assigns (each a “Releasor”), agrees as follows (collectively, the “Release Provision”):

4.1Each Releasor hereby fully and without reserve, releases and forever discharges the Administrative Agent and each Lender, and each of their respective predecessors, successors and assigns, officers, managers, directors, shareholders, employees, representatives, trustees, attorneys (including without limitation Norton Rose Fulbright US LLP), agents, Parents, Subsidiaries and Affiliates (collectively the “Released Parties” and individually a “Released Party”) jointly and severally from any and all actions, claims, counterclaims, demands, agreements, covenants, contracts, accounts, rights, causes of action, judgments, executions, suits, debts, liabilities, costs, damages, expenses or other obligations of any kind and nature whatsoever, direct and/or indirect, liquidated or unliquidated, at law or in equity, whether presently or hereafter possessed or accrued, known or unknown, absolute or contingent, foreseen or unforeseen, whether now existing or hereafter asserted (INCLUDING, WITHOUT LIMITATION, ALL CLAIMS, DEMANDS, AND CAUSES OF ACTION FOR CONTRIBUTION AND INDEMNITY, ANY OFFSETS, REDUCTIONS, REBATEMENT, CLAIMS OF USURY OR CLAIMS WITH RESPECT TO THE NEGLIGENCE OF ANY RELEASED PARTY), for or because of any matters or things occurring, existing or actions done, omitted to be done, or suffered to be done by any of the Released Parties, in each case, on or prior to the Fourth Amendment Effective Date and are in any way directly or indirectly arising out of or in any way connected to any of this Amendment, the Credit Agreement, any other Loan Document, or any of the transactions contemplated hereby or thereby (collectively, the “Released Matters”); provided that, it is understood and agreed by the parties hereto that no Loan Party is releasing, waiving or discharging any defenses to expense reimbursement obligations or indemnification obligations that such Loan Party may have, to the extent such defenses are expressly provided in Sections 9.03 of the Credit Agreement. The Loan Parties, by execution hereof, hereby acknowledge and agree that the agreements in this Release Provision are intended to cover and be in full satisfaction for all or any alleged injuries or damages arising in connection with the Released Matters herein compromised and settled.

4.2Each Releasor agrees not to sue any Released Party or in any way assist any other Person or entity in suing any of the Released Parties with respect to any claim released herein. The Release Provision may be pleaded as a full and complete defense to, and may be used as the basis for an injunction against, any action, suit, or other proceeding which may be instituted, prosecuted, or attempted in breach of the release contained herein.

4.3Each Releasor acknowledges, warrants, and represents to the Released Parties that:

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FOURTH AMENDMENT TO CREDIT AGREEMENT            Page 11

(a)Such Releasor has read and understands the effect of the Release Provision. Such Releasor has had the assistance of independent counsel of its own choice in reviewing, discussing and considering all the terms of the Release Provision; and counsel for such Releasor has read and considered the Release Provision and advised Releasor regarding the same. Before execution of this Amendment, such Releasor has had adequate opportunity to make whatever investigation or inquiry it may deem necessary or desirable in connection with the subject matter of the Release Provision.
(b)Such Releasor is not acting in reliance on any representation, understanding, or agreement not expressly set forth herein. Such Releasor acknowledges that the Released Parties have not made any representation with respect to the Release Provision except as expressly set forth herein.
(c)Such Releasor has executed this Amendment, including the Release Provision herein, as its free and voluntary act, without any duress, coercion, or undue influence exerted by or on behalf of any Person.
(d)Such Releasor is the sole owner of the claims released by the Release Provision, and it has not heretofore conveyed, assigned or encumbered all or any part of such claims or any interest in any such claims to any other Person or entity.

4.4Each Releasor understands that the Release Provision is a material consideration in the agreement of the Administrative Agent and each Lender to enter into this Amendment.

4.5It is the express intent of each Releasor that the release and discharge set forth in the Release Provision be construed as broadly as possible in favor of the Released Parties so as to foreclose forever the assertion by any Releasor of any claims released hereby against the Released Parties.

4.6If any term, provision, covenant, or condition of the Release Provision is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable, the remainder of the provisions shall remain in full force and effect.

SECTION 5. Representations and Warranties of Loan Parties. Each Loan Party hereby represents and warrants to the Lenders as follows:

5.1Reaffirmation of Representations and Warranties/Further Assurances. After giving effect to the amendments herein, each representation and warranty of such Loan Party contained in the Credit Agreement and in each of the other Loan Documents is true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of the date hereof (except to the extent such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (without duplication of any materiality qualifier contained therein) only as of such specified date.

5.2Deposit Accounts. As of the Fourth Amendment Effective Date, no Loan Party has any Securities Accounts, Commodity Accounts or Deposit Accounts other than those listed on Schedule 3.07 to the Security Agreement.

5.3Corporate Authority; No Conflicts. The execution, delivery and performance by each Loan Party (to the extent a party hereto or thereto) of this Amendment and all documents, instruments and agreements contemplated herein and therein (a) are within such Loan Party’s corporate or other organizational powers, (b) have been duly authorized by necessary action, (c) require no action by or in respect of, or filing with, any court or agency of government, except such actions or filings as have been obtained or made and are in full force and effect and except for (i) filings necessary to perfect Liens created pursuant to this

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FOURTH AMENDMENT TO CREDIT AGREEMENT            Page 12

Amendment and the other Loan Documents and (ii) those third party approvals or consents which, if not made or obtained, would not cause a Default under this Amendment or the other Loan Documents, could not reasonably be expected to have a Material Adverse Effect or do not have an adverse effect on the enforceability of this Amendment or the other Loan Documents and (d) will not result in the creation or imposition of any Lien on any asset of any Loan Party, except Liens created pursuant to the Loan Documents.

5.4Enforceability. This Amendment constitutes the valid and binding obligation of the Borrower and each other Loan Party enforceable in accordance with their terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditor’s rights generally, and (ii) the availability of equitable remedies may be limited by equitable principles of general application.

5.5No Default. As of the date hereof, immediately after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

SECTION 6. Miscellaneous.

6.1Post-Closing Mortgage and Title. (a) Within thirty (30) days after the Fourth Amendment Effective Date (or such later date as the Administrative Agent may agree in its reasonable discretion), the Loan Parties shall have executed and delivered to the Administrative Agent, Mortgages and title information, in each case, reasonably satisfactory to the Administrative Agent with respect to the Oil and Gas Properties that are included in the Borrowing Base, or the portion thereof, as required by Sections 5.12 and 5.13 of the Credit Agreement and (b) promptly, but in any event within fifteen (15) days after Administrative Agent’s reasonable request therefor, amendments to existing Mortgages, with such changes as the Administrative Agent may reasonably request with respect to flood insurance provisions in such existing Mortgages.

6.2Reaffirmation of Loan Documents and Liens. Any and all of the terms and provisions of the Existing Agreement and the Loan Documents shall, except as amended and modified hereby, remain in full force and effect and are hereby in all respects ratified and confirmed by each Loan Party. Each Loan Party hereby agrees that the amendments and modifications herein contained shall in no manner affect or impair the liabilities, duties and obligations of any Loan Party under the Credit Agreement and the other Loan Documents or the Liens securing the payment and performance thereof. Each Guarantor party hereto (i) consents and agrees to this Amendment, and (ii) agrees that the Loan Documents to which it is a party (including, without limitation, the Guaranty) shall remain in full force and effect and shall continue to be the legal, valid and binding obligation of the undersigned, enforceable against it in accordance with its terms.

6.3Parties in Interest. All of the terms and provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

6.4Legal Expenses. Each Loan Party hereby agrees to pay all reasonable fees and expenses of special counsel to the Administrative Agent incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and all related documents.

6.5Counterparts. This Amendment may be executed in one or more counterparts and by different parties hereto in separate counterparts each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of photocopies of the signature pages to this Amendment by facsimile or electronic mail shall be effective as delivery of manually executed counterparts of this Amendment.

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6.6Complete Agreement. THIS AMENDMENT, THE CREDIT AGREEMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

6.7Headings. The headings, captions and arrangements used in this Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Amendment, nor affect the meaning thereof.

6.8Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of Texas.

6.9Reference to and Effect on the Loan Documents.

(a)    This Amendment shall be deemed to constitute a Loan Document for all purposes and in all respects. Each reference in the Existing Agreement and this Amendment to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference in the Existing Agreement, this Amendment or in any other Loan Document, or other agreements, documents or other instruments executed and delivered pursuant to the Existing Agreement and/or this Amendment to the “Credit Agreement”, shall mean and be a reference to the Credit Agreement.
(b)    The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.
[Signature pages follow.]

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FOURTH AMENDMENT TO CREDIT AGREEMENT            Page 14

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective authorized officers to be effective as of the date first above written.

BORROWER:

NRP OIL AND GAS LLC

By:	/s/ Craig W. Nunez
Name:	Craig W. Nunez
Title:	Chief Financial Officer and Treasurer

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FOURTH AMENDMENT TO CREDIT AGREEMENT        SIGNATURE PAGE

WELLS FARGO BANK, N.A.,
as Administrative Agent, Issuing Lender and a Lender

By:	/s/ Johnathan Herrick
Name:	Jonathan Herrick
Title:	Vice President

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FOURTH AMENDMENT TO CREDIT AGREEMENT        SIGNATURE PAGE

COMPASS BANK,
as a Lender

By:	/s/ Les Werme
Name:	Les Werme
Title:	Director

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FOURTH AMENDMENT TO CREDIT AGREEMENT        SIGNATURE PAGE

COMERICA BANK,
as a Lender

By:	/s/ Chad Stephenson
Name:	Chad Stephenson
Title:	Vice President

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FOURTH AMENDMENT TO CREDIT AGREEMENT        SIGNATURE PAGE

ZB, N.A. dba AMEGY BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ G. Scott Collins
Name:	G. Scott Collins
Title:	Senior Vice President

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FOURTH AMENDMENT TO CREDIT AGREEMENT        SIGNATURE PAGE

BRANCH BANKING AND TRUST COMPANY,
as a Lender

By:	/s/ James Giordano
Name:	James Giordano
Title:	Senior Vice President

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FOURTH AMENDMENT TO CREDIT AGREEMENT        SIGNATURE PAGE

THE HUNTINGTON NATIONAL BANK,
as a Lender

By:	/s/ Joshua D. Elsea
Name:	Joshua D. Elsea
Title:	Vice President

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FOURTH AMENDMENT TO CREDIT AGREEMENT        SIGNATURE PAGE

ANNEX I

MAXIMUM CREDIT AMOUNTS, APPLICABLE PERCENTAGES, AND COMMITMENTS

Lender	Title	Applicable Percentages	Commitment 1	Maximum Credit Amounts
Wells Fargo Bank , N.A.	Administrative Agent	32.846715328%	$24,635,036.50	$164,233,576.64
Compass Bank	Co-Syndication Agent	14.963503650%	$11,222,627.74	$74,817,518.25
Comerica Bank	Co-Syndication Agent	14.963503650%	$11,222,627.74	$74,817,518.25
Amegy Bank National Association		12.408759124%	$9,306,569.34	$62,043,795.62
Branch Banking and Trust Company		12.408759124%	$9,306,569.34	$62,043,795.62
The Huntington National Bank		12.408759124%	$9,306,569.34	$62,043,795.62
TOTAL		100.000000000%	$75,000,000.00	$500,000,000.00

1 As of the Fourth Amendment Effective Date

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FOURTH AMENDMENT TO CREDIT AGREEMENT            ANNEX I

EXHIBIT E
FORM OF COMPLIANCE CERTIFICATE
[                ], 20[   ]

To:	The Lenders parties to the
Credit Agreement Described Below

This Compliance Certificate is (a) furnished pursuant to Section 5.01(c) of that certain Credit Agreement, dated as of August 12, 2013 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among NRP Oil and Gas LLC, a Delaware limited liability company (the “Borrower”), the other Loan Parties party thereto, the Lenders party thereto and Wells Fargo Bank, N.A., as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”) and (b) is delivered in connection with the [unaudited][audited] financial statements for the [fiscal month][fiscal quarter][fiscal year] ended [________, 20__]. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The officer executing this Compliance Certificate is the [______________] of the Borrower, and as such is duly authorized to execute and deliver this Compliance Certificate on behalf of the Borrower. By so executing this Compliance Certificate, the undersigned hereby certifies to the Administrative Agent on behalf of the Borrower, solely in his capacity as the [____________] of the Borrower and not individually, that:

1. I am the duly elected [ ] of the Borrower;

2. I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Consolidated Subsidiaries during the accounting period covered by the attached financial statements and such financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consis-tently applied [for monthly or quarterly financial statements add: , subject to normal year-end audit adjustments and the absence of footnotes];

3.     The examinations described in clause 2 did not disclose, except as set forth below, and I have no knowledge of (a) the existence of any condition or event which constitutes a Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate or (b) any change in GAAP or in the application thereof that has occurred since the date of the unaudited financial statements referred to in Section 3.04 of the Credit Agreement;

4.    I hereby certify that no Loan Party has changed (i) its name, (ii) its chief executive office, (iii) principal place of business, (iv) the type of entity it is, (v) its state of incorporation or organization or (vi) its federal taxpayer identification number without having given the Administrative Agent the notice required by Section 5.01(m) of the Credit Agreement;

[5. Schedule I attached hereto sets forth financial data and computations evidencing the Borrower's compliance with the financial covenants set forth in Section 6.16 as of the end of the [fiscal quarter][fiscal year], all of which data and computations are true, complete and correct;]1

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59741633

6. Schedule II attached hereto sets forth a true and complete list of all Swap Agreements of the Loan Parties, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark-to-market value thereof (as of the last day of such fiscal quarter or fiscal year), any new credit support agreements relating thereto not listed on Schedule 3.21 of the Credit Agreement, any margin required or supplied under any credit support agreement, and the counterparty to each such Swap Agreement; [and]

[7. Attached hereto [is][are] the certificate[s] of insurance coverage from the Borrower’s insurance broker or insurers with respect to the insurance required by Section 5.06 of the Credit Agreement; and]2

Described below are the exceptions, if any, to clause 3 above by listing, in detail, the (a) nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event or (b) the change in GAAP or the application thereof and the effect of such change on the attached financial statements:

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

1 Include with delivery of annual or quarterly financial statements pursuant to Sections 5.01(a) or (b).
2 Include with delivery of annual financial statements pursuant to Section 5.01(a).

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The foregoing certifications, together with the computations set forth in Schedule I and the list set forth in Schedule II hereto and the financial statements delivered with this Compliance Certificate in support hereof, are made and delivered as of the date first set forth above.

NRP OIL AND GAS LLC

By:
Name:
Title:

NRP OIL AND GAS LLC
FOURTH AMENDMENT TO CREDIT AGREEMENT        EXHIBIT E - PAGE 3
59741633

SCHEDULE I

[Compliance as of _________, ____ with
Provisions of Section 6.16 of the Credit Agreement]1

1 Include with delivery of annual or quarterly financial statements pursuant to Sections 5.01(a) or (b).

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FOURTH AMENDMENT TO CREDIT AGREEMENT        SCHEDULE I TO EXHIBIT E

SCHEDULE II

Swap Agreements

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FOURTH AMENDMENT TO CREDIT AGREEMENT        SCHEDULE II TO EXHIBIT E

EXHIBIT I
FORM OF EXCESS CASH CERTIFICATE
[                ], 20[   ]

To:	The Lenders parties to the
Credit Agreement Described Below

This Excess Cash Certificate (the “Excess Cash Certificate”) is (a) furnished pursuant to Section 5.01(c) of that certain Credit Agreement, dated as of August 12, 2013 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among NRP Oil and Gas LLC, a Delaware limited liability company (the “Borrower”), the other Loan Parties party thereto, the Lenders party thereto and Wells Fargo Bank, N.A., as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”) and (b) is delivered in connection with the fiscal month ended [________, 20__]. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The officer executing this Excess Cash Certificate is the [______________] of the Borrower, and as such is duly authorized to execute and deliver this Excess Cash Certificate on behalf of the Borrower. By so executing this Excess Cash Certificate, the undersigned hereby certifies to the Administrative Agent on behalf of the Borrower, solely in his capacity as the [____________] of the Borrower and not individually, that:

1.    I am the duly elected [ ] of the Borrower; and

2. Schedule I attached hereto sets forth the applicable deposit account statement and reconciliation calculation evidencing the Borrower's Excess Cash as of the end of the fiscal month, all of which data and computations are true, complete and correct.
[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

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59741633

The foregoing certifications, together with the computations set forth in Schedule I and the statements and reports delivered with this Excess Cash Certificate in support hereof, are made and delivered as of the date first set forth above.

NRP OIL AND GAS LLC

By:
Name:
Title:

NRP OIL AND GAS LLC
FOURTH AMENDMENT TO CREDIT AGREEMENT        EXHIBIT I - PAGE 2
59741633

SCHEDULE I

Excess Cash Calculation

Unrestricted Cash Balance as of XX / XX / XXXX	$—
Less: Amount of outstanding checks and other reconciling items (1)	—
Total	—

Less: $2,000,000 ending cash balance	2,000,000

Excess Cash	$ [ ]

(1) See attached Reconciliation Calculation for itemized detail of this amount.

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FOURTH AMENDMENT TO CREDIT AGREEMENT        SCHEDULE I TO EXHIBIT I